UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 30, 2007

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry Into a Material Definitive Agreement

As previously announced, effective as of July 30, 2007, Robert E. Donahue was elected to the Board of Directors of Sycamore Networks, Inc. (the “Registrant”). In connection with his election as a new director, Mr. Donahue entered into the Registrant’s standard form indemnification agreement (the “Indemnification Agreement”).

Pursuant to the Indemnification Agreement, the Registrant agrees to indemnify Mr. Donahue against certain liabilities that may arise by reason of his status or service as a member of the Board of Directors of the Registrant and to advance his expenses incurred as a result of a proceeding as to which he may be indemnified. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and is in addition to any other rights Mr. Donahue may have under the Registrant’s Amended and Restated Certificate of Incorporation, Bylaws and applicable law.

On July 31, 2007, the Registrant issued a press release announcing the election of Mr. Donahue, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.01: Entry Into a Material Definitive Agreement

On July 31, 2007, Alan R. Cormier, the Registrant’s General Counsel and Secretary was awarded a discretionary cash bonus in the amount of $20,000.

Item 2.06 Material Impairments

On July 30, 2007, the Registrant determined to cease further development and marketing of its BSG product, a product developed by Eastern Research, Inc., (“ERI”), a company acquired by the Registrant on September 6, 2006. As a result, the Registrant will record a non-cash charge of approximately $10 million for impairment of intangible assets in the fourth quarter of fiscal 2007. In addition, the Registrant will record a charge of approximately $0.7 million related to BSG inventory commitments and other direct costs. The Registrant does not expect the impairment charges to result in any material future cash expenditures. The Registrant’s access product line remains a focus of the Registrant’s strategy of providing its customers an intelligent networking solution from access to the optical core. The Registrant expects to concentrate its future research and development efforts on initiatives driven by its customer’s needs that include intelligent multi-service networking, dynamic control plane technology, advanced service management, and network management.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits

Exhibit

Number          Description

99.1	Press Release of Sycamore Networks, Inc., dated July 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Richard J. Gaynor

Richard J. Gaynor

Chief Financial Officer

Vice President, Finance and Administration,

Assistant Secretary and Treasurer

(Duly Authorized Officer and Principal

Financial and Accounting Officer)

Dated: August 2, 2007